UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 27, 2017

Date of Report (Date of earliest event reported)

SILVER SPRING NETWORKS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-35828	43-1966972
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

230 W. Tasman Drive, San Jose, CA 95134

(Address of principal executive offices) (Zip Code)

(669) 770-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

The information set forth below under Item 5.02(c) is hereby incorporated by reference into this Item 5.02(b).

(c)

Appointment of Chief Financial Officer

On March 27, 2017, Silver Spring Networks, Inc. (the “Company”) announced the appointment of Catriona M. Fallon, 46, as its Chief Financial Officer. Ms. Fallon’s appointment is effective as of March 27, 2016.

From July 2015 until March 2017, Ms. Fallon served as Executive Vice President and Chief Financial Officer at Marin Software Incorporated, an enterprise marketing software company. From December 2013 until July 2015, Ms. Fallon served as Vice President and Chief of Staff for the Chief Financial Officer of Cognizant Technology Solutions Corporation, a business and technology services company. Prior to Cognizant, Ms. Fallon served in multiple leadership positions at Hewlett-Packard Company, including as the Vice President of Strategy & Financial Planning from September 2012 to September 2013, as Director of Finance & Investors Relations from July 2010 to September 2012 and as Director of Strategy & Corporate Development from February 2009 to July 2010. Previously, Ms. Fallon was an equity analyst covering media and technology companies at Citigroup Investment Research. Ms. Fallon’s professional experience also includes roles with Piper Jaffray & Company, McKinsey & Company and Oracle Corporation. Ms. Fallon holds a B.A. in Economics from University of California, Los Angeles and an M.B.A. from Harvard Business School.

Concurrently with Ms. Fallon’s appointment as the Company’s new Chief Financial Officer, Kenneth P. Gianella will assume the role of Senior Vice President, Finance and Treasurer, effective March 27, 2017.

In connection with her employment, Ms. Fallon and the Company entered into an offer letter (the “Offer Letter”). Under the terms of the Offer Letter, Ms. Fallon:

•	will receive an annual base salary of $400,000;

•	will be eligible to participate in the Company’s regular employee benefit plans available to all employees;

•	has a target cash bonus equal to 50% of her base salary for the applicable bonus period under the Company’s bonus plan;

•	will receive an inducement award of an option to purchase 65,000 shares of the Company’s common stock, with an exercise price equal to the closing fair market value of such common stock on the date of grant, that will become vested and exercisable, subject to her continued employment, with respect to 25% of the shares on the one-year anniversary of the date of grant, and with respect to an additional 1/48th of the shares each month thereafter, until such time as the option is vested and exercisable with respect to all of the shares;

•	will receive an inducement award of 36,000 restricted stock units (“RSUs”) that will become vested, subject to her continued employment, with respect to 25% of the RSUs on the one-year anniversary of the date of grant, and with respect to an additional 1/16th of the RSUs on each three-month anniversary thereafter, until such time as all the RSUs are vested; and

•	will receive an inducement award of 26,000 performance share units (“PSUs”) that will be eligible to vest, subject to her continued employment, on the one-year anniversary of the grant date and subject to the attainment of certain performance metrics (to be determined by the Compensation Committee of the Board of Directors).

The Company expects to grant the equity awards on a schedule in accordance with the Company’s standard equity grant policy and all such awards will be granted pursuant to NYSE Rule 303A.08, which allows equity awards to be granted outside of the Company’s equity incentive plan without stockholder approval as a material inducement to a person’s employment.

In addition, if Ms. Fallon’s employment is terminated involuntarily without Cause (as defined in the Offer Letter) or if she terminates employment for Constructive Termination (as defined in the Offer Letter), she will be entitled to the following benefits under the terms of the Offer Letter:

•	salary continuance payments equal to 12 months of Ms. Fallon’s then-current base salary and a pro-rated bonus (if any), provided, that, should such termination occur within a period beginning two months prior to and ending 12 months following a Change of Control (as defined in the Offer Letter), Ms. Fallon may be required by the successor entity (as its sole discretion) to continue her employment for up to three months from the date of the Change of Control in order to receive such payments;

•	the vesting applicable to any equity awards granted to Ms. Fallon shall accelerate as to: (i) that number of shares underlying Ms. Fallon’s outstanding equity grants that would have become vested on the first anniversary of the date that Ms. Fallon’s employment terminates; or (ii) in the event of a Change of Control, 100% of the unvested shares underlying Ms. Fallon’s outstanding equity grants should such termination occur within a period beginning two months prior to and ending 12 months following a Change of Control, provided, in either case, that, Ms. Fallon has continued her employment for up to three months from the date of the Change of Control (if requested by the successor entity in its sole discretion) in order to receive such acceleration, and provided further that, notwithstanding the foregoing, acceleration of vesting of any performance-based equity grants shall be subject to and qualified by the terms of any performance-based equity grant that provides for satisfaction of applicable performance vesting requirements (as set forth in the agreement(s) governing such performance-based equity grant(s)), as determined on the date of Ms. Fallon’s termination, and the acceleration of vesting shall only occur if the above-referenced performance vesting requirements have been satisfied; and

•	reimbursement for medical insurance benefits provided under the Company’s benefit plans over the period beginning on the date Ms. Fallon’s employment terminated and ending on the earlier of: (i) 12 months following such date; or (ii) the date Ms. Fallon commences employment with another entity; provided, that, in each case, should such termination occur within a period beginning two months prior to and ending 12 months following a Change of Control, Ms. Fallon may be required by the successor entity (in its sole discretion) to continue her employment for up to three months from the date of the Change of Control in order to receive such benefits.

All benefits available under the Offer Letter are conditioned upon Ms. Fallon’s execution of a general release of claims in favor of the Company. The complete terms of the Offer Letter can be found in the Offer Letter itself, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending March 31, 2017.

It is expected that Ms. Fallon will execute the Company’s standard form of indemnification agreement, which was filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed on July 7, 2011 and incorporated by reference herein. This agreement provides for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by Ms. Fallon in any action or proceeding to the fullest extent permitted by applicable law.

There is no arrangement or understanding with any person pursuant to which Ms. Fallon was appointed as the Company’s Chief Financial Officer, and there are no family relationships between Ms. Fallon and any director or executive officer of the Company. Additionally, there are no transactions between Ms. Fallon and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

On March 27, 2016, the Company issued a press release announcing the appointment of Ms. Fallon, and a press release announcing that the inducement awards to Ms. Fallon will be granted pursuant to NYSE Rule 303A.08. Copies of the press release are attached as Exhibit 99.1 and Exhibit 99.2 to this report, respectively.

(e)

The information set forth above under Item 5.02(c) is hereby incorporated by reference into this Item 5.02(e).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

99.1	Press release, dated March 27, 2017, announcing the appointment of Catriona Fallon as Chief Financial Officer.

99.2	Press release, dated March 27, 2017, announcing inducement awards to be granted to Ms. Fallon pursuant to NYSE Rule 303A.08.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVER SPRING NETWORKS, INC.

Date: March 27, 2017	By:	/s/ Richard S. Arnold, Jr.
		Name:	Richard S. Arnold, Jr.
		Title:	General Counsel and Secretary

EXHIBIT INDEX

Number	Description

99.1	Press release, dated March 27, 2017, announcing the appointment of Catriona Fallon as Chief Financial Officer.

99.2	Press release, dated March 27, 2017, announcing inducement awards to be granted to Ms. Fallon pursuant to NYSE Rule 303A.08.